Exhibit 10.2

sPECIALTY RENAL PRODUCTS, INC.

FIRST AMENDMENT TO

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Amendment (the “Amendment”) is entered into as of February 1, 2022, by and among Specialty Renal Products, Inc., a Delaware corporation (the “Company”), and the Purchasers identified on the signature pages to this Amendment.

WHEREAS, the Company and the undersigned Purchasers are parties to that certain Series A Preferred Stock Purchase Agreement dated September 5, 2018 (the “Purchase Agreement”), together with such other Purchasers identified on the Purchase Agreement, which Purchase Agreement authorizes the Company to sell and issue an aggregate of 600,000 shares of its Series A Preferred Stock;

WHEREAS, the Company and the Purchasers conducted an Initial Closing in accordance with Section 1.2 of the Purchase Agreement pursuant to which the Company sold an aggregate of 600,00 shares of Series A Preferred Stock to the Purchasers identified on Exhibit A to the Purchase Agreement;

WHEREAS, in accordance with Section 1.3 of the Purchase Agreement, the Company was authorized to conduct Additional Closings relating to the balance of the shares of Series A Preferred Stock authorized for issuance for a period of 90 days following the Initial Closing, or December 4, 2018 (the “Outside Date”);

WHEREAS, the Company and the Purchasers desire to (i) to increase the number of shares of Series A Preferred Stock that the Company is authorized to sell to a maximum aggregate total of 700,003, and (ii) extend the Outside Date by which the final Closing must occur under the Purchase Agreement to February 28, 2022;

WHEREAS, Section 7.9 of the Purchase Agreement provides that the terms and provisions of the Purchase Agreement may only be modified, amended or waived by a written instrument signed by the Company and the holders of at least a majority of the then-outstanding Shares (a “Purchaser Majority”); and

WHEREAS, the undersigned Purchasers represent a Purchaser Majority, and the Company and the undersigned Purchasers desire to amend the Purchase Agreement as described more fully herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1. Additional Closings. Section 1.3 of the Purchase Agreement is hereby amended and restated in its entirety, as follows:

“1.3 Sale of Additional Shares of Series A Preferred Stock.

(a) After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, up to that number of additional shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) of Series A Preferred Stock that is equal to 700,003 shares of Series A Preferred Stock less the number of shares actually issued and sold by the Company at the Initial Closing and any other Closing (the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”) reasonably acceptable to the Board of Directors of the Company (the “Board”), including at least one of the Series A Directors (as such term is defined in the Restated Certificate), and holders of a majority of the then outstanding shares of Series A Preferred Stock (the “Requisite Investors”); provided that, (i) such subsequent sale is consummated on or prior to February 28, 2022, and (ii) each Additional Purchaser shall become a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Agreements. Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares. In the event that the Company elects to offer the Additional Shares, such Additional Shares shall be subject to the timing and manner of Closings as set forth in this Section 1.3.”

2. Representations and Warranties of the Company. Section 2 of the Purchase Agreement is hereby amended and restated in its entirety, as follows:

“2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete in all material respects as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. In the event a matter or fact arises at any time after the Initial Closing and prior to the date of such Additional Closing that, if such matter or fact had been in existence or had occurred at or before the date of the Initial Closing, would have been required to be set forth or described in the Disclosure Schedule, the Company shall deliver, on or before the 2nd Business Day prior to such Additional Closing, to the Purchasers an amended Disclosure Schedule (the “Amended Disclosure Schedule”) that updates the Disclosure Schedule attached hereto as Exhibit C. Such Amended Disclosure Schedule shall be current as of the date of such delivery and shall be further updated by the Company to be current as of such Additional Closing, as may be necessary.

For purposes of these representations and warranties (other than those in Subsections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.”

3. Amendment to Restated Certificate. In order to authorize the issuance of the additional number of shares of Series A Preferred Stock authorized by this Amendment, each undersigned Purchaser agrees to execute and deliver to the Company a consent to an amendment to the Company’s Amended and Restated Certificate of Incorporation that increases the number of shares of Series A Preferred Stock that the Company is authorized to issue to 700,003.

4. Miscellaneous. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement. Except as amended or modified by this Amendment, the parties hereby confirm all other terms and provisions of the Purchase Agreement. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

Signature Pages Follow

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

Specialty Renal Products, Inc.

By:	/s/ Andrew Astor
Name:	Andrew Astor
Title:	Chief Executive Officer